Exhibit 99.1

FINANCIAL NEWS
SANMINA REPORTS FOURTH QUARTER AND FISCAL 2025 FINANCIAL RESULTS

San Jose, CA – November 3, 2025. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fourth quarter and fiscal year ended September 27, 2025 and outlook for its fiscal first quarter ending December 27, 2025.

Fourth Quarter Fiscal 2025 Financial Highlights •Revenue: $2.1 billion •GAAP operating margin: 3.7% •GAAP diluted EPS: $0.88 •Non-GAAP(1) operating margin: 6.0% •Non-GAAP(1) diluted EPS: $1.67	Fiscal Year 2025 Financial Highlights •Revenue: $8.1 billion •GAAP operating margin: 4.4% •GAAP diluted EPS: $4.46 •Non-GAAP(1) operating margin: 5.7% •Non-GAAP(1) diluted EPS: $6.04
Additional Highlights
•Cash flow from operations: Q4 $199 million and FY’25 $621 million
•Free cash flow(2): $137 million in Q4 and $478 million in FY’25
•Share repurchases: Approximately 1.44 million shares for $114 million in FY’25
•Q4 ending cash and cash equivalents: $926 million

(1)See Schedule 1 below for information regarding the items excluded from and our use of non-GAAP financial measures. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.
(2)See Condensed Consolidated Cash Flow Statement included in the financial statements furnished with this release.
“We delivered strong results for the fourth quarter. Ongoing strength in the Communications Networks and Cloud and AI Infrastructure end-markets, combined with our team’s execution and disciplined cost management, drove performance that met or exceeded our outlook,” stated Jure Sola, Chairman and CEO.
“Our fiscal year 2025 results were in line with our previously communicated expectations. Revenue for the fiscal year increased 7.4%, non-GAAP operating margin expanded by 30 basis points, non-GAAP diluted EPS grew 14.4%, and we generated $621 million of cash flow from operations.”
“As we look to fiscal year 2026, our legacy business remains strong, driven by demand from new and existing customers across our diversified portfolio. Additionally, our acquisition of ZT Systems is transformative, increasing our scale and expanding our capabilities, enabling us to capitalize on significant growth opportunities in the Cloud and AI end-market. Our complementary offerings create a competitive advantage for Sanmina. We are excited about the opportunities ahead,” concluded Sola.

First Quarter Fiscal 2026 Outlook
The following outlook is for the fiscal first quarter ending December 27, 2025. These statements are forward-looking and actual results may differ materially.
•Revenue between $2.9 billion to $3.2 billion
•Non-GAAP diluted earnings per share between $1.95 to $2.25*
*This is a forward-looking non-GAAP financial measure that cannot be reconciled to its equivalent GAAP financial measure without unreasonable effort.

Safe Harbor Statement
The statements above including our financial outlook for the first quarter fiscal 2026 and expectations for growth in fiscal 2026 generally, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including the risk that the expected benefits from the ZT Systems acquisition may not be realized or may take longer to realize than anticipated; adverse changes in the key markets we target, in particular the cloud and AI infrastructure sectors; the impact of recent or future changes in tariffs and trade policy, which may adversely affect our costs, supply chain, and customer demand; significant uncertainties that can cause our future sales, earnings, and cash flows to be variable; our reliance on a limited number of customers for a substantial portion of our sales; risks arising from our international operations and expansion into new geographic markets; integration risks related to combining ZT Systems’ manufacturing operations with our own; geopolitical uncertainty, and the other risk factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission.

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information
Sanmina will hold a conference call to review its financial results for the fourth quarter and fiscal year 2025 and outlook for the first quarter and fiscal year 2026 on Monday, November 3, 2025 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 800-836-8184 and international 646-357-8785. The conference call will also be webcast live over the Internet. You can log on to the live webcast at Q4'25 Earnings. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 888-660-6345 and international 646-517-4150, access code is 34375#.

About Sanmina
Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the industrial, medical, defense and aerospace, automotive, communications networks and cloud and AI infrastructure markets. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact
Paige Melching
SVP, Investor Communications
408-964-3610

Sanmina Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(GAAP)
(Unaudited)

	September 27, 2025	September 28, 2024
ASSETS
Current assets:
Cash and cash equivalents	$926,267	$625,860
Accounts receivable, net	1,400,129	1,337,562
Contract assets	425,944	384,077
Inventories	1,988,462	1,443,629
Prepaid expenses and other current assets	124,656	79,301
Total current assets	4,865,458	3,870,429
Property, plant and equipment, net	682,354	616,067
Deferred income tax assets	171,218	160,703
Other assets	139,143	175,646
Total assets	$5,858,173	$4,822,845
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,578,895	$1,441,984
Accrued liabilities	179,605	132,513
Deferred revenue and customer advances	878,474	215,553
Accrued payroll and related benefits	167,541	133,129
Short-term debt, including current portion of long-term debt	17,500	17,500
Total current liabilities	2,822,015	1,940,679
Long-term liabilities:
Long-term debt	282,974	299,823
Other liabilities	214,021	220,835
Total long-term liabilities	496,995	520,658

Stockholders' equity	2,539,163	2,361,508
Total liabilities and stockholders' equity	$5,858,173	$4,822,845

Sanmina Corporation
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net sales	$2,096,392	$2,017,505	$8,128,382	$7,568,328
Cost of sales	1,905,235	1,846,212	7,412,025	6,927,899
Gross profit	191,157	171,293	716,357	640,429

Operating expenses:
Selling, general and administrative	73,521	70,490	290,221	266,194
Research and development	8,669	8,243	31,087	28,514
Acquisition and integration charges	27,082	—	34,162	—
Restructuring	3,420	2,970	6,319	10,227
Total operating expenses	112,692	81,703	361,789	304,935

Operating income	78,465	89,590	354,568	335,494

Interest income	4,536	2,799	15,855	12,440
Interest expense	(5,190)	(5,047)	(20,151)	(29,183)
Other income (expense), net	(4,474)	(564)	(10,844)	(1,216)
Interest and other, net	(5,128)	(2,812)	(15,140)	(17,959)

Income before income taxes	73,337	86,778	339,428	317,535
Provision for income taxes	21,364	19,438	73,168	79,784
Net income before noncontrolling interest	51,973	67,340	266,260	237,751
Less: Net income attributable to noncontrolling interest	3,907	5,959	20,367	15,215
Net income attributable to common shareholders	$48,066	$61,381	$245,893	$222,536

Net income attributable to common shareholders per share:
Basic	$0.90	$1.12	$4.56	$4.00
Diluted	$0.88	$1.09	$4.46	$3.91

Weighted-average shares used in computing per share amounts:
Basic	53,567	54,783	53,947	55,592
Diluted	54,860	56,235	55,178	56,970

Sanmina Corporation
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

GAAP Operating income	$78,465	$89,590	$354,568	$335,494
GAAP Operating margin	3.7%	4.4%	4.4%	4.4%
Adjustments:
Stock compensation expense (1)	16,233	15,489	63,396	57,407
Acquisition and integration charges (2)	27,082	—	34,162	—
Distressed customer charges (3)	—	—	7,031	1,799
Legal (4)	1,250	(720)	1,700	1,130
Restructuring and others	3,420	2,970	4,602	10,227
Non-GAAP Operating income	$126,450	$107,329	$465,459	$406,057
Non-GAAP Operating margin	6.0%	5.3%	5.7%	5.4%

GAAP Net income attributable to common shareholders	$48,066	$61,381	$245,893	$222,536
Adjustments:
Operating income adjustments (see above)	47,985	17,739	110,891	70,563
Legal (4)	—	—	—	(4,967)
Adjustments for taxes (5)	(4,604)	1,175	(23,534)	12,736
Non-GAAP Net income attributable to common shareholders	$91,447	$80,295	$333,250	$300,868

GAAP Net income attributable to common shareholders per share:
Basic	$0.90	$1.12	$4.56	$4.00
Diluted	$0.88	$1.09	$4.46	$3.91
Non-GAAP Net income attributable to common shareholders per share:
Basic	$1.71	$1.47	$6.18	$5.41
Diluted	$1.67	$1.43	$6.04	$5.28
Weighted-average shares used in computing per share amounts:
Basic	53,567	54,783	53,947	55,592
Diluted	54,860	56,235	55,178	56,970

(1) Stock compensation expense
Cost of sales	$5,225	$4,700	$20,136	$17,493
Selling, general and administrative	10,621	10,461	41,974	38,867
Research and development	387	328	1,286	1,047
Total	$16,233	$15,489	$63,396	$57,407

(2)	Relates to fees on the bridge loan facility as well as professional and legal fees incurred in connection with the acquisition of ZT Group Int’l, Inc. from AMD Design, LLC.

(3)	Relates to accounts receivable and inventory write-downs associated with distressed customers.

(4)	Represents expenses, charges and recoveries associated with certain legal and other matters.

(5)	Adjustments for taxes include the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.

Sanmina Corporation
Condensed Consolidated Cash Flow
(in thousands)
(GAAP)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024

Net income before noncontrolling interest	$51,973	$67,340	$266,260	$237,751
Depreciation	29,653	31,654	119,466	122,418
Other, net	(2,991)	30,110	45,920	86,637
Net change in net working capital	120,444	(77,229)	189,011	(106,590)
Cash provided by operating activities	199,079	51,875	620,657	340,216

Purchases of investments	(340)	(3,300)	(15,040)	(5,200)
Proceeds from sales of investments	—	—	49,309	—
Net purchases of property, plant and equipment	(62,304)	(22,597)	(142,476)	(109,196)
Cash used in investing activities	(62,644)	(25,897)	(108,207)	(114,396)

Net sales (repurchases) of shares and other	624	(60,229)	(113,320)	(222,295)
Net borrowing activities	(4,375)	—	(17,500)	(21,570)
Payments for tax withholding on stock-based compensation	(4,473)	(183)	(43,020)	(25,842)
Cash used for financing activities	(8,224)	(60,412)	(173,840)	(269,707)

Effect of exchange rate changes	289	2,585	1,750	2,177

Net change in cash, cash equivalents and restricted cash equivalents	$128,500	$(31,849)	$340,360	$(41,710)

Free cash flow:
Cash provided by operating activities	$199,079	$51,875	$620,657	$340,216
Net purchases of property, plant and equipment	(62,304)	(22,597)	(142,476)	(109,196)
	$136,775	$29,278	$478,181	$231,020

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income and earnings per share. Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of employee severance, lease termination costs, exit costs, environmental investigation, remediation and related employee costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) generally do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges for Goodwill and Other Assets, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, and gains and losses on sales of assets, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items. Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates. In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.